UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2026

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2026, Sean Smith, Chief Accounting Officer of QXO, Inc. (the “Company”), notified the Company of his intent to resign from his position, effective March 15, 2026, to pursue employment closer to his family home. Mr. Smith has agreed to serve in an advisory role until June 30, 2026 to facilitate an orderly transition. Mr. Smith’s departure is not the result of any disagreement with the Company on any matter relating to its accounting principles, financial statement practices, or internal controls.

During the transition period, Mr. Smith will continue to receive his regular base salary and remain eligible for a prorated short-term incentive bonus, and the portion of his 2024 equity award scheduled to vest in 2026 will continue to vest on a prorated basis through his end date, in each case subject to the terms of the applicable plans.

On March 16, 2026, the Company announced the appointment of Robert Loughran as Interim Chief Accounting Officer, effective March 16, 2026. Mr. Loughran, 61, joined the Company in March 2026 and has been a partner at Elm Street Advisors since 2023. Prior to Elm Street Advisors, Mr. Loughran served as Chief Financial Officer at Greenidge Generation Holdings, Inc. from January 2022 to October 2023 and as Chief Accounting Officer from June 2021 to January 2022. Prior to Greenidge, Mr. Loughran was Vice President, Corporate Controller of Tronox Holdings PLC from April 2018 through June 2020. Prior to that, Mr. Loughran spent 14 years at Avon Products, Inc. where he held various senior roles, including serving as Group Vice President, Chief Accounting Officer from March 2016 to March 2019 and Vice President, Corporate Controller from May 2012 to March 2016. Mr. Loughran has extensive experience in SEC reporting, technical accounting, internal controls, planning, forecasting, and M&A. Mr. Loughran began his career in audit for six years at Price Waterhouse LLP. Mr. Loughran is a Certified Public Accountant and holds a Bachelor of Science degree from the University of Connecticut.

No family relationships exist between Mr. Loughran and any directors or executive officers of the Company. There are no arrangements or understandings pursuant to which Mr. Loughran was selected as an officer and no transactions to which the Company is or was a participant and in which Mr. Loughran has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company has initiated a search for a permanent Chief Accounting Officer. Mr. Loughran is expected to serve as Interim Chief Accounting Officer until a permanent successor is appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QXO, INC.

Date: March 16, 2026	By:	/s/ Christopher Signorello
		Name:	Christopher Signorello
		Title:	Chief Legal Officer